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                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                              AETRIUM INCORPORATED

                                       AND

                              WEB TECHNOLOGY , INC.







                           DATED AS OF MARCH 20, 1998



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                                TABLE OF CONTENTS

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                                                                                               Page
                                                                                               ----
ARTICLE I
SALE AND PURCHASE OF ASSETS.....................................................................1
         1.1      Transfer of Assets............................................................1
         1.2      Excluded Assets...............................................................3
         1.3      Obtaining Permits and Licenses................................................4
         1.4      Assumed Liabilities of Buyer..................................................4
         1.5      Liabilities Not Assumed.......................................................4
         1.6      Assignments Requiring Consents................................................5
         1.7      Purchase Price................................................................6
         1.8      Payment of Purchase Price.....................................................6
         1.9      Allocation of Purchase Price..................................................7


ARTICLE II
CLOSING.........................................................................................7
         2.1      The Closing...................................................................7
         2.2      Deliveries of Seller..........................................................8
         2.3      Deliveries of Buyer...........................................................8


ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER........................................................9
         3.1      Corporate Organization........................................................9
         3.2      Authorization.................................................................9
         3.3      Non-Contravention.............................................................9
         3.4      Consents and Approvals.......................................................10
         3.5      Financial Statements.........................................................10
         3.6      Absence of Certain Changes or Events.........................................10
         3.7      Title to Assets..............................................................11
         3.8      Real Properties..............................................................11
         3.9      Machinery, Equipment, Vehicles and Personal Property.........................12
         3.10     Inventories..................................................................12
         3.11     Warranty and Product Defect or Return Claims.................................12
         3.12     Accounts Receivable..........................................................12
         3.13     Bank Accounts; Powers of Attorney............................................13
         3.14     Insurance....................................................................13
         3.15     Intellectual Property Rights.................................................13
         3.16     Commitments..................................................................13
         3.17     Taxes........................................................................14

                                       (i)


         3.18     Employee Benefit Plans.......................................................14
         3.19     Labor Matters................................................................15
         3.20     Permits and Other Operating Rights...........................................16
         3.21     Compliance with Laws.........................................................16
         3.22     Environment..................................................................16
         3.23     Litigation...................................................................17
         3.24     Business Generally...........................................................17
         3.25     Absence of Certain Business Practices........................................17
         3.26     Brokers......................................................................18
         3.27     Accuracy of Information......................................................18

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER........................................................18
         4.1      Buyer's Organization.........................................................18
         4.2      Due Authorization, Execution and Delivery; Effect of Agreement...............18
         4.3      Non-Contravention............................................................19
         4.4      Consents.....................................................................19
         4.5      Litigation...................................................................19


ARTICLE V
COVENANTS OF SELLER............................................................................19
         5.1      Cooperation and Assignments..................................................19
         5.2      Conduct of Business..........................................................19
         5.3      Access.......................................................................20
         5.4      Division Audited Financial Statements........................................20
         5.5      No Solicitation..............................................................20
         5.6      Topping Fee..................................................................20


ARTICLE VI
COVENANTS OF BUYER.............................................................................21
         6.1      Cooperation and Assumption...................................................21


ARTICLE VII
ADDITIONAL COVENANTS...........................................................................21
         7.1      Books and Records; Personnel.................................................21
         7.2      Further Assurances...........................................................22
         7.3      Confidentiality Agreement and Noncompetition Covenant of Seller
                  After Closing................................................................22
         7.4      Use of Name..................................................................23
         7.5      Maintenance of Health Plan...................................................23

                                      (ii)

ARTICLE VIII
REGISTRATION OF SHARES.........................................................................23
         8.1      Registration.................................................................23
         8.2      Procedures for Sale of Registrable Securities................................24
         8.3      Restrictions on Sale of Registrable Securities...............................25
         8.4      Expenses.....................................................................26
         8.5      Indemnification..............................................................26
         8.6      Cooperation; Information by Holders..........................................27
         8.7      Transfer of Registration Rights..............................................27
         8.8      Termination of Registration Rights...........................................28


ARTICLE IX
CONDITIONS TO BUYER'S OBLIGATIONS..............................................................28
         9.1      Representations, Warranties and Covenants of Seller..........................28
         9.2      No Prohibition...............................................................28
         9.3      Further Action...............................................................28
         9.4      Shareholder Agreements.......................................................28
         9.5      Williams Employment Agreement................................................28
         9.6      KRESS Agreement..............................................................29
         9.7      WEB Automation Agreement.....................................................29
         9.8      Fluids Business Sublease.....................................................29
         9.9      Deliveries...................................................................29


ARTICLE X
CONDITIONS TO SELLER'S OBLIGATIONS.............................................................29
         10.1     Representations, Warranties and Covenants of Buyer...........................29
         10.2     No Prohibition...............................................................29
         10.3     Further Action...............................................................29
         10.4     Williams Employment Agreement................................................30
         10.5     KRESS Agreement..............................................................30
         10.6     WEB Automation Agreement.....................................................30
         10.7     Fluids Business Sublease.....................................................30
         10.8     Deliveries...................................................................30


                                      (iii)

ARTICLE XI
INDEMNIFICATION AND RELATED MATTERS............................................................30
         11.1     Indemnification by Seller....................................................30
         11.2     Indemnification by Buyer.....................................................30
         11.3     Notice of Indemnification....................................................31
         11.4     Indemnification Procedure for Third-Party Claims.............................31
         11.5     Survival of Representations, Warranties and Covenants........................31
         11.6     Exclusive Remedy.............................................................32


ARTICLE XII
TERMINATION PRIOR TO CLOSING...................................................................32
         12.1     Termination..................................................................32
         12.2     Effect on Obligations........................................................32


ARTICLE XIII
MISCELLANEOUS..................................................................................32
         13.1     Entire Agreement.............................................................32
         13.2     Successors and Assigns.......................................................33
         13.3     Counterparts.................................................................33
         13.4     Headings.....................................................................33
         13.5     Modifications and Waivers....................................................33
         13.6     Broker's Fees................................................................33
         13.7     Expenses.....................................................................33
         13.8     Notices......................................................................34
         13.9     Arbitration..................................................................35
         13.10    Governing Law; Consent to Jurisdiction.......................................35
         13.11    Confidentiality and Nonsolicitation..........................................36
         13.12    Public Announcements.........................................................37
         13.13    Severability.................................................................37
         13.14    Definition of Seller's Knowledge.............................................37
         13.15    Disclosure Schedule; Buyer's Knowledge; Effect on Seller Representations
                  and Warranties; Effect of Materiality Qualification..........................37
         13.16    No Third Party Beneficiaries.................................................38
         13.17    Rule of Construction.........................................................38

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                                      (iv)

EXHIBITS

         A - Closing Balance Sheet Instructions
         B - Form of Opinion of Counsel for Seller
         C - Form of Opinion of Counsel for Buyer
         D - List of Shareholders for First Right of Refusal Agreements E - Form of Right of First Refusal Agreement
         F - Form of Keith E. Williams Employment Agreement


                                       (v)

                                   DEFINITIONS


Defined Term                                                             Page
------------                                                             ----

Accounts Receivable.......................................................2
Allocation Schedule.......................................................7
Alternative Transaction..................................................20
Arbitrator Accountants....................................................6
Assets....................................................................1
Assumed Liabilities.......................................................4
Authorit(y)(ies).........................................................10
Automobile Lease..........................................................5
Bank Line.................................................................5
Base Price................................................................6
Board....................................................................23
Business..................................................................1
Business Confidential Information........................................22
Buyer.....................................................................1
Cash Consideration........................................................6
Closing...................................................................7
Closing Balance Sheet.....................................................6
Closing Date..............................................................8
Code.....................................................................14
Commission...............................................................23
Commitment(s)............................................................13
Consent(s)...............................................................10
Disclosure Schedule.......................................................1
Disposal.................................................................16
Disposed Of..............................................................16
Division..................................................................1
Effectiveness Period.....................................................23
Employee Benefit Plans...................................................15
Encumbrances..............................................................1
Environmental Laws.......................................................17
Environmentally Regulated Materials......................................17
Equipment.................................................................2
ERISA....................................................................14
Excluded Assets...........................................................3
Financial Statements.....................................................10
Former Real Property.....................................................16
GAAP......................................................................6
Holder...................................................................24
Indemnitee...............................................................31

                                      (vi)

Indemnitor...............................................................31
Intellectual Property Rights.............................................13
Interests.................................................................5
Inventory.................................................................2
knowledge................................................................37
Latest Balance Sheet.....................................................10
Law(s)...................................................................10
Liabilities..............................................................10
Litigation...............................................................17
Loss.....................................................................30
Material Adverse Effect...................................................9
Pension Plan.............................................................15
Postage Meter Lease.......................................................5
Purchase Price............................................................6
Real Property.............................................................1
Registrable Securities...................................................23
Registration Statement...................................................23
Release..................................................................16
Released.................................................................16
Representatives..........................................................36
Right of First Refusal Agreement.........................................28
Rule 144.................................................................23
Securities Act...........................................................23
Seller....................................................................1
Seller Confidential Information..........................................36
Share Designees...........................................................7
Shares....................................................................6
Subsidiar(y)(ies).........................................................9
Tax Returns..............................................................14
Taxes....................................................................14


                                      (vii)

                            ASSET PURCHASE AGREEMENT


         THIS AGREEMENT, made and entered into this 20th day of March, 1998, is by and between WEB Technology, Inc., a Delaware corporation ("SELLER"), and Aetrium Incorporated, a Minnesota corporation ("BUYER").

                                    RECITALS:

         FIRST, Seller is engaged through its equipment division (the "DIVISION") in the business of development, manufacture and distribution of acceleration test equipment, gross leak detection equipment, preconditioning equipment, burn-in board loaders and unloaders and test handlers used in the semiconductor industry and automated handling components used as component parts of third party equipment supplied to the semiconductor industry (the "BUSINESS"); and

         SECOND, Buyer desires to purchase and Seller desires to sell substantially all of the assets of the Division;

         NOW, THEREFORE, in consideration of the recitals and the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties hereby agree as follows:


                                    ARTICLE I
                           SALE AND PURCHASE OF ASSETS

         1.1 Transfer of Assets. Subject to the terms and conditions of this Agreement, and except as otherwise provided in Sections 1.2 and 1.6 hereof, on the Closing Date (as hereinafter defined), Seller will sell, assign, transfer, and convey to Buyer, and Buyer will purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to all of the assets, properties, rights, contracts and claims employed in connection with the Business, wherever located, whether tangible or intangible, real, personal or mixed, as the same exist at the Closing (as hereinafter defined) (collectively, the "ASSETS"), free and clear of all liens, security interests, or other encumbrances of any character whatsoever ("ENCUMBRANCES"), except as set forth in the disclosure schedule delivered by Seller to Buyer in connection herewith (the "DISCLOSURE SCHEDULE"). The Assets include, without limitation, the assets, properties, rights, contracts and claims described in the following paragraphs
(a) through (l):

                  (a) Seller's leasehold interests in the real property leased by Seller and operated by the Division, as described in Schedule 3.8 of the Disclosure Schedule (the "REAL PROPERTY");

                  (b) title to, or Seller's leasehold interests in, all the furnishings, furniture, office supplies, vehicles, spare parts, tools, machinery and equipment that are used in the operation of the Business (the "EQUIPMENT");


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                  (c) title to, or Seller's leasehold interests in, all fixed assets, other than the Equipment, that are used in connection with the Business;

                  (d) all quantities of inventory, including without limitation raw materials, work-in-process, finished goods and supplies, used in connection with the Business (the "INVENTORY");

                  (e) all accounts receivable and all notes receivable (whether short-term or long-term) from third parties arising out of the operation of the Business, together with any unpaid interest accrued thereon and any security or collateral therefor, including without limitation recoverable deposits (the "ACCOUNTS RECEIVABLE");

                  (f) all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products or services of the Business, or affecting the Assets;

                  (g) all rights and interests of Seller in and to patents and patent applications owned by Seller or licensed to Seller by third parties and used in connection with the Business, including without limitation those that are listed in the Disclosure Schedule, and all rights and interests of Seller in and to research, development and commercially practiced processes, trade secrets, know-how, inventions and manufacturing, engineering and other technical information, whether owned by Seller or licensed from third parties by Seller, which are used in connection with the Business;

                  (h) all rights and interests of Seller in and to all trademarks, trade names and service marks (other than Seller's name), and registrations and applications for such trademarks, trade names and service marks, used in connection with the Business, including without limitation those that are listed in the Disclosure Schedule, and all rights and interests of Seller in and to copyrights, and registrations and applications for such copyrights, used in connection with the Business, including without limitation those that are listed in the Disclosure Schedule;

                  (i) all contracts, agreements, arrangements and/or commitments of any kind which relate to the Business or the Assets, including without limitation those contracts listed in the Disclosure Schedule, exclusive, however, of those contracts Buyer elects not to assume pursuant to Section 1.6 hereof;

                  (j) all customer and vendor lists relating to the Business, and all files and documents (including credit information) relating to such customers and vendors, and other business and financial records, files, books and documents relating to the Assets and/or the Business, including without limitation computer programs (including computer modeling programs), manuals and data, sales and advertising materials, sales, distribution and purchase correspondence and trade association memberships relating to the Assets and/or the Business; and

                  (k) all prepaid charges, prepaid rent, sums and fees and all rights to lease deposits, travel advances to employees, and refunds pertaining to the Business.

         1.2 Excluded Assets. Notwithstanding any other terms contained herein, Seller is not hereunder selling, assigning, transferring or conveying to Buyer the following assets, rights and properties (the "EXCLUDED ASSETS"):

                  (a) any cash, depository accounts, certificates of deposit or securities;

                  (b) any rights or interest in or to Seller's name, except as provided under Section 7.4 hereof;

                  (c) any policies of insurance relating to the Business or the Assets or any rights thereunder;

                  (d) any refunds for income or franchise Taxes (as hereinafter defined);

                  (e) any receivables from employees for 401(k) plan advances;

                  (f) any receivables due on stock option exercises;

                  (g) any intercompany receivables from or investments in Subsidiaries (as hereinafter defined), exclusive of trade credits (e.g., for returns, rework or warranty claims);

                  (h) any assets exclusively used in or arising from Seller's fluids distribution business;

                  (i) 1998 Cadillac Seville under the Automobile Lease (as hereinafter defined);

                  (j) postage meter under the Postage Meter Lease (as hereinafter defined);

                  (k) except as otherwise set forth in the last sentence of
Section 1.6 hereof, any right, title and interest under all leases, contracts, agreements, licenses, permits, exemptions, franchises, variances, waivers, consents, approvals and other authorizations which are not transferable without consent (unless such consent has been obtained); and

                  (l) minute books, stock record books and corporate certificates of authority.

         1.3 Obtaining Permits and Licenses. Seller will assign, transfer or convey to Buyer at the Closing those governmental permits and licenses described in the Disclosure Schedule which are held or used by Seller in connection with the Business and with respect to which any necessary third party consents to assignment have been obtained or which can be assigned without having to obtain the consent of any third party. Subsequent to the Closing, to the extent permitted by law, Seller will have the right to cancel any permits or licenses and any bonds, guarantees or undertakings by Seller now applicable to the Assets or the Business to the extent such is not so assigned or transferred to

Buyer pursuant to this Section 1.3 and is not subject to Seller's continuing obligations under Section 1.6 hereof.

         1.4 Assumed Liabilities of Buyer. Subject to Section 1.6 hereof, Buyer will assume and pay, perform and discharge as and when due the following liabilities and obligations, whether known, unknown, contingent, absolute, determined, indeterminable or otherwise on the Closing Date and whether incurred or accruing prior to, on or after the Closing Date, to the extent relating to or arising from the Business ("ASSUMED LIABILITIES"):

                  (a) all liabilities and obligations of Seller not performed or satisfied as of the Closing Date under all of the Commitments (as hereinafter defined) listed on Schedule 3.16 of the Disclosure Schedule;

                  (b) all liabilities of Seller disclosed in the Disclosure Schedule;

                  (c) all liabilities of Seller under that certain Promissory Note of Seller dated December 3, 1997 to the order of Inwood National Bank in the principal amount of Thirty-Nine Thousand Nine Hundred Twenty-Three and 70/100 Dollars ($39,923.70) secured by Seller's telephone system, including accrued interest thereon; and

                  (d) all other liabilities of Seller reflected or reserved against in the Latest Balance Sheet (as hereinafter defined) or incurred since December 31, 1997 in the ordinary course of business and consistent with past practice.

         1.5 Liabilities Not Assumed. Except as specifically set forth in
Section 1.4 hereof, Buyer will not assume and will not be liable for any liabilities or obligations of Seller, whether known, unknown, contingent, absolute, determined, indeterminable or otherwise on the Closing Date, whether incurred or accruing prior to, on or after the Closing Date, and whether or not relating to or arising from the Business. Specifically but without limiting the scope of or being limited by the preceding sentence, Buyer will not assume and will not be liable for any of the following liabilities or obligations of
Seller:

                  (a) any liability or obligation for or with respect to income or franchise Taxes, including without limitation income or franchise Taxes incurred on the sale of Assets contemplated hereby;

                  (b) any liability or obligation incurred by Seller in connection with the negotiation and consummation of this Agreement as set forth in Section 13.7(a) hereof;

                  (c) any liability or obligation under Seller's bank line of credit evidenced by that certain Promissory Note dated June 14, 1997 to the order of Inwood National Bank in the stated principal amount of Seven Hundred Fifty-Thousand Dollars ($750,000) (the "BANK LINE"), including without limitation accrued interest thereon;

                  (d) any liability or obligation under that certain automobile lease with Sewell Village Cadillac Company Inc. dated January 12, 1998 for a 1998 Cadillac Seville (the "AUTOMOBILE LEASE");

                  (e) any liability or obligation under that certain postage meter lease with Neopost dated September 23, 1996 (the "POSTAGE METER LEASE");

                  (f) any liability or obligation of Seller with respect to the claim by PSA Inc. for commissions as stated in its letter to Seller dated March 9, 1998;

                  (g) any liability or obligation of Seller under any sales representative agreement or sales distribution agreement scheduled as a Commitment, except commissions or discounts accrued thereunder as of Closing or with respect to purchase orders assumed hereunder or with respect to post-termination commissions or discounts that may accrue under the terms thereof on the basis that such agreements terminate effective March 31, 1998;

                  (h) any liability or obligation for profit sharing;

                  (i) sponsorship of Seller's 401(k) plan or any liability or obligation in connection therewith.

         1.6 Assignments Requiring Consents. Seller will use reasonable efforts, and Buyer will cooperate with Seller, to obtain all non-governmental approvals, consents or waivers necessary to assign to Buyer all leases, contracts, licenses, agreements, sales or purchase orders, commitments, property interests, qualifications or other assets described in Section 1.1 hereof or any claim, right or benefit arising thereunder or resulting therefrom (the "INTERESTS") as soon as practicable; provided, however, that neither Seller nor Buyer will be obligated to pay any consideration therefor (except for filing fees and other ordinary administrative charges which will be paid by Buyer) to the third party from whom such approval, consent or waiver is requested.

         To the extent any of the approvals, consents or waivers referred to above have not been obtained by Seller as of the Closing, Buyer may elect by written notice to Seller to exclude the applicable Interests and liabilities in connection therewith from the Assets and the Assumed Liabilities. In the event Buyer does not make such election, and without limiting the rights of Buyer under this Agreement, Seller will (a) take all reasonable steps necessary to obtain the consent of any such third party, (b) cooperate with Buyer in any reasonable and lawful arrangements designed to provide the benefits of such Interests to Buyer so long as Buyer fully cooperates with Seller in such arrangements and promptly reimburses Seller for all payments, charges or other liabilities made or suffered by Seller in connection therewith (provided that nothing herein will require Buyer to make any payment or reimbursement of any consideration for third party consent not agreed to by Buyer), and (c) enforce, at the request of Buyer and at the expense and for the account of Buyer, any rights of Seller arising from such Interests against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Interests in accordance with the terms thereof upon the written advice of Buyer). To the extent that Seller enters into lawful arrangements designed to provide the benefits of any Interests as set forth in clause (b) above, such Interests will be deemed to have been assigned to Buyer for purposes of Section
1.1 hereof.

         1.7 Purchase Price. The aggregate consideration to be paid by Buyer to Seller for the Assets (the "PURCHASE PRICE") will be Seven Million Eight Hundred Thirty-Five Thousand Dollars ($7,835,000) (the "CASH CONSIDERATION") and nine hundred thousand (900,000) shares of the common stock of Aetrium Incorporated (the "SHARES"), subject to reduction pursuant to the remainder of this Section 1.7:

                  (a) The Cash Consideration will be reduced on a dollar-for-dollar basis by the amount, if any, by which Seller's Net Current Assets (as hereinafter defined) on Closing is less than the sum of Three Million Three Hundred Thirty-Five Thousand Dollars ($3,335,000).

                  (b) Promptly after Closing, Buyer and Seller will cooperate to prepare a schedule of Seller's Net Current Assets as of Closing in accordance with United States generally accepted accounting principles ("GAAP") on a basis consistent with the Latest Balance Sheet (as hereinafter defined), provided that such schedule will be prepared in accordance with the instructions listed on Exhibit A hereto regardless of whether such instructions conform to GAAP or are consistent with the Latest Balance Sheet. In the event the parties cannot agree on Seller's Net Current Assets as of Closing, any unresolved issues will be submitted to Ernst & Young, Dallas, Texas office (the "ARBITRATOR ACCOUNTANTS"), whose decision on any such issues will be final and binding on the parties. "NET CURRENT ASSETS" means aggregate Accounts Receivable and Inventory less aggregate trade payables included in Assumed Liabilities. Seller's Net Current Assets as of Closing as so determined will be binding upon the parties. Buyer and Seller will use their best efforts to cause Net Current Assets to be determined within thirty (30) days after Closing. Buyer and Seller will each bear the costs of their respective accountants and will share equally any fees of the Accountant Arbitrator incurred in the determination of Seller's Net Current Assets as of Closing as hereinabove provided.

         1.8 Payment of Purchase Price. The Purchase Price will be payable as follows:

                  (a) Seven Million Three Hundred Thirty-Five Thousand Dollars ($7,335,000) of the Cash Consideration will be paid at Closing to Seller by wire transfer of immediately available funds to accounts designated by Seller prior to Closing.

                  (b) The remainder of the Cash Consideration will be paid to Seller, together with interest thereon from the Closing Date to the date paid at the annual rate of six percent (6%) (subject to increase to the late payment rate provided below if applicable), by wire transfer of immediately available funds to accounts designated by Seller prior to Closing promptly upon the earlier of final determination of Seller's Net Current Assets as of Closing or ninety (90) days after Closing. In the event any adjustment under Section 1.7(a) reduces the Cash Consideration below the amount then received by Seller therefor, immediately upon determination of such adjustment Seller will promptly reimburse Buyer the amount of any such deficit, together with interest thereon from the Closing Date to the date paid at the annual rate of six percent (6%) (subject to increase to the late payment rate provided below if applicable), in immediately available funds to accounts designated by Buyer. In the event of any delay in any payment due under this Section 1.8(b), such amount will bear interest from three (3) business days after the due date until paid in full at the annual rate of twelve percent (12%).

                  (c) The Shares will be issued at Closing under such individual certificates in such amounts and in the names of such holders (the "SHARE DESIGNEES") as Seller designates prior to Closing.

         1.9 Allocation of Purchase Price.

                  (a) Buyer will prepare (or cause to be prepared) an allocation (the "ALLOCATION SCHEDULE") of the Purchase Price (plus Assumed Liabilities and Buyer's expenses of the transaction) among the Assets. Such allocation will be made in accordance with Code (as hereinafter defined) Section 1060 and any applicable rules or regulations thereunder.

                  (b) Seller and Buyer (1) will be bound by the allocation contained in the Allocation Schedule for purposes of determining any and all consequences with respect to Taxes of the transactions contemplated herein, (2) will prepare and file all Tax Returns (as hereinafter defined) in a manner consistent with such Allocation Schedule (including Form 8594, "Asset Acquisition Statement"), and (3) will take no position inconsistent with such Allocation Schedule in any Tax Return, any discussion with or proceeding before any tax Authority (as hereinafter defined), or otherwise. In the event that such Allocation Schedule is disputed by any tax Authority, the party receiving notice of such dispute will promptly notify the other party thereof.


                                   ARTICLE II
                                     CLOSING

         2.1 The Closing. The closing of the transactions contemplated hereby (the "CLOSING") will take place at the offices of Oppenheimer Wolff & Donnelly in Minneapolis, Minnesota, at 10:00 a.m. on April 1, 1998 or, if later, two (2) business days following the satisfaction or waiver of all of the conditions to the parties' obligations set forth in Articles IX and X, unless the parties otherwise mutually agree (the "CLOSING DATE"). All matters at the Closing will be considered to take place simultaneously effective immediately upon the opening of business on the Closing Date and no de livery of any document will be deemed complete until all transactions and deliveries of documents are completed.

         2.2 Deliveries of Seller. At the Closing, Seller will deliver the following documents to Buyer:

                  (a) such bills of sale, endorsements, assignments (together with any necessary consents), deeds and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Buyer and its counsel, to vest in Buyer valid legal title to the Assets;

                  (b) resolutions of the board of directors and shareholders of Seller authorizing the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby by Seller certified by the Secretary of Seller to be complete, correct and as in effect as of the Closing Date;

                  (c) the certificate required of Seller pursuant to Section 9.1 hereof;

                  (d) an opinion of counsel for Seller, substantially in the form of Exhibit B attached hereto; and

                  (e) any other documents reasonably requested by Buyer, to confirm the accuracy of the representations and warranties and the performance of the agreements of Seller hereunder.

         2.3 Deliveries of Buyer. At the Closing, Buyer will deliver to Seller the following:

                  (a) the Cash Consideration to be paid at Closing together with the Note and Shares in accordance with Section 1.8 hereof;

                  (b) such instruments of assumption, in form and substance reasonably satisfactory to Seller and its counsel, to constitute an assumption by Buyer of all Assumed Liabilities;

                  (c) resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Note and consummation of the transactions contemplated hereby by Buyer, certified by the Secretary of Buyer to be complete, correct and as in effect as of the Closing Date;

                  (d) the certificate required of Buyer pursuant to in Section
10.1 hereof;

                  (e) the opinion of counsel for Buyer, in the form of Exhibit C attached hereto; and

                  (f) any other documents reasonably requested by Seller, to confirm the accuracy of the representations and warranties and the performance of the agreements of Buyer hereunder.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

         3.1 Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the Laws (as hereinafter defined) of the state of Delaware, has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets, and is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), working capital, assets, properties, liabilities, obligations, reserves, businesses, prospects, customers, customer relations, goodwill or going concern value ("MATERIAL ADVERSE EFFECT") with respect to Seller. Schedule
3.1 of the Disclosure Schedule contains a list of all jurisdictions in which Seller is qualified or licensed to do business. The charter, bylaws, minute books, stock transfer books and other corporate records of Seller, all of which have been made available to Buyer, are complete and correct in all material respects, have been maintained in accordance with reasonable business practices, and contain accurate and complete records of all formal meetings held of, and corporate actions taken by, the shareholders, board of directors and committees of the board of directors of Seller. Schedule 3.1 of the Disclosure Schedule sets forth the name and Seller's percentage ownership of each legal entity as to which more than forty percent (40%) of the outstanding equity securities having ordinary voting rights or power at the time of determination is being made is owned or controlled, directly or indirectly, by Seller (individually and collectively, the "SUBSIDIAR(Y)(IES)").

         3.2 Authorization. Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed by Seller and constitutes the valid and binding legal obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.3 Non-Contravention. Except as set forth in Schedule 3.3 of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate or be in conflict with any provision of the articles or certificates of incorporation or bylaws of Seller, or (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation or imposition of fees or penalties under, any debt, instrument, agreement, permit or other obligation, commitment or authorization to which Seller is a party or by which Seller or any of Seller's properties or assets is or may be bound, or (c) result in the creation or imposition of any Encumbrance upon any property or assets of Seller, or (d) violate any treaty, law, rule, regulation, order, judgment or decree (individually and collectively, "LAW(S)") of any foreign, federal, state or local governmental or quasi-governmental administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (individually and collectively, "AUTHORIT(Y)(IES)") to which Seller is subject.

         3.4 Consents and Approvals. Except as set forth in Schedule 3.4 of the Disclosure Schedule, with respect to Seller, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with, any Authority or any individual or other private entity (individually and collectively, "CONSENT(S)") is required in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

         3.5 Financial Statements. Seller has furnished to Buyer the unaudited balance sheets of the Division as of December 31, 1996 and 1997 (the December 31, 1997 balance sheet is herein referred to as the "LATEST BALANCE SHEET") and related statements of operations and retained earnings and cash flows of the Division for the years then ended respectively (together, the "FINANCIAL STATEMENTS"). Except as set forth in Schedule 3.5 of the Disclosure Schedule, the Financial Statements are in accordance with the books and records of Seller, have been prepared in conformity with GAAP consistently applied throughout the periods (except as stated therein or in the notes thereto), and are true, complete and accurate in all material respects and fairly present the financial position of Seller as of the respective dates thereof, and the operations and retained earnings and cash flows for the periods then ended. Except as set forth in Schedule 3.5 of the Disclosure Schedule, Seller has no liabilities or other obligations related to the Division (whether fixed, absolute or contingent, accrued or unaccrued, matured or unmatured, known or unknown, direct or indirect, joint or several, or otherwise) ("LIABILITIES") except (a) Liabilities which are reflected or reserved against in the Latest Balance Sheet, which reserves reflected therein are appropriate and reasonable, and (b) Liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Latest Balance Sheet and not resulting from, arising out of, relating to, in the nature of or caused by any breach of contract, tort, infringement of third party rights, violation of Law or application of doctrines of strict liability.

         3.6 Absence of Certain Changes or Events. Except as set forth in
Schedule 3.6 of the Disclosure Schedule, since the date of the Latest Balance Sheet, Seller has not (a) suffered any damage, destruction or casualty loss resulting in any Material Adverse Effect with respect to the Division, the Business or the Assets or experienced any event or failed to take any action which reasonably could be expected to result in a Material Adverse Effect with respect to the Division, the Business or the Assets, (b) discharged or incurred any material obligation or liability with respect to the Business, except under the Bank Line or in the ordinary course of business, (c) entered into any transaction with respect to the Business not in the ordinary course of its business, except as permitted in or contemplated by other Sections of this Agreement, (d) suffered any loss of key employees, sales representatives, distributors, customers or suppliers or other favorable business relationships with respect to the Division, the Business or the Assets, (e) declared, set aside or paid any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of its capital stock, or redeemed or acquired any of its capital stock, (f)(1) increased the rate or terms of compensation payable or to become payable to any director, officer or employee of the Division or modified or entered into any Employee Benefit Plan (as hereinafter defined) to increase any bonus, insurance, pension or other employee benefit for any such directors, officers or employees, except increases in compensation or benefits and new hires of employees occurring in the ordinary course of business in accordance with its customary practices (which includes normal periodic performance reviews and related compensation and benefit increases) or (2) paid, lent or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with any such directors, officers or employees, other than the regular payment of salaries and travel advances in the ordinary course of business and consistent with past practice, (g) sold, otherwise disposed of or encumbered any asset of the Division, except sales and other dispositions in the ordinary course of business consistent with past practice of inventory or of other tangible property that has been replaced with property of at least equivalent usefulness to the operation of the Business or that was not material to the operation of the Business, (h) entered into any commitment for capital expenditures for additions to plant, property or equipment with respect to the Division, or (i) incurred or guaranteed any indebtedness for borrowed money except under the Bank Line.

         3.7 Title to Assets. Seller has good title or a valid lease or license with respect to all Assets (including without limitation all assets reflected on the Latest Balance Sheet, except for such assets sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Latest Balance Sheet), free and clear of all Encumbrances, except (a) as set forth in
Schedule 3.7 of the Disclosure Schedule, and (b) mechanics', carriers', workers' or other like liens arising in the ordinary course of the Business with respect to obligations not yet due and payable, liens for current Taxes not yet due and payable, and other Encumbrances which, individually or in the aggregate, do not have a Material Adverse Effect with respect to the Division, the Business or the Assets.

         3.8 Real Properties.

                  (a) The Real Property is the only real property utilized by the Division. Schedule 3.8 of the Disclosure Schedule sets forth the lease agreements on the Real Property to which Seller is a party or is bound.

                  (b) Except as set forth in Schedule 3.8 of the Disclosure Schedule, to Seller's knowledge the Real Property is free from structural defects, in good operating condition and repair, with no material maintenance, repair or replacement having been deferred or neglected, suitable for the intended use and free from other material defects.

                  (c) Except as set forth in Schedule 3.8 of the Disclosure Schedule, (1) all certificates of occupancy, permits and licenses of all Authorities having jurisdiction over the Real Property required to have been issued to Seller, as applicable, to enable the Real Property to be lawfully occupied and used for all of the principal purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in effect, (2) the Real Property and its present use conform in all respects to all occupational, safety, health, zoning, planning, subdivision, platting and similar Laws, (3) all public utilities necessary for the use and operation of the Real Property and the facilities located thereon are available for use or access at the Real Property, and (4) there is no legal or physical impairment to free ingress to or egress from the Real Property.

                  (d) Except as set forth in Schedule 3.8 of the Disclosure Schedule, Seller has not received any written notice of any pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof, or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

         3.9 Machinery, Equipment, Vehicles and Personal Property. Except as set forth in Schedule 3.9 of the Disclosure Schedule, all items of Equipment which are necessary to the conduct of the Business are in good operating condition and repair and fit for the intended purposes thereof and no material maintenance, replacement or repair has been deferred or neglected. Schedule 3.9 of the Disclosure Schedule sets forth a list of all Equipment leased by or to Seller and each lease thereof.

         3.10 Inventories. Except as set forth in Schedule 3.10 of the Disclosure Schedule, all Inventory consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, and the present quantities of all Inventory are reasonable in the present circumstances of the Business as currently conducted.

         3.11 Warranty and Product Defect or Return Claims. Schedule 3.11 of the Disclosure Schedule sets forth a list of all pending warranty and other product defect or return claims against Seller with respect to the Business which individually exceed Five Thousand Dollars ($5,000) in cost of remedy. All pending warranty and other product defect or return claims against Seller do not exceed in the aggregate Fifty Thousand Dollars ($50,000) in cost of remedy.

         3.12 Accounts Receivable. Except as set forth in Schedule 3.12 of the Disclosure Schedule, all Accounts Receivable have arisen only from bona fide transactions in the ordinary and regular course of business and are collectible in the aggregate amounts thereof through the continuation of existing collection procedures, after allowance for credits in the ordinary course of business and subject to bad debt reserves established by Seller consistent with past practice, and there are no known claims, refusals to pay or other rights of set-off against any thereof.

         3.13 Bank Accounts; Powers of Attorney. Schedule 3.13 of the Disclosure Schedule sets forth (a) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which Seller maintains accounts, deposits, safe deposit boxes of any nature, the names of all persons authorized to draw thereon or make withdrawals therefrom, and any limitations or restrictions as to use, withdrawal or otherwise, and (b) the names of all persons or entities holding general or special powers of attorney from Seller and a summary of the terms thereof.

         3.14 Insurance. Schedule 3.14 of the Disclosure Schedule contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by Seller, specifying the insurer, the policy number, the term of the coverage and, in the case of any "occurrence" coverage, the same information as to predecessor policies for the previous five (5) years. All present policies are in full force and effect and all premiums with respect thereto have been paid. Seller has not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past five (5) years, except as described on Schedule 3.14 of the Disclosure Schedule. Schedule 3.14 also describes all third party administered self-insurance arrangements that Seller has.

         3.15 Intellectual Property Rights. Except as disclosed in Schedule 3.15 of the Disclosure Schedule, (a) Seller owns or possesses adequate licenses or other valid rights to use all patents, patent rights, trademarks, service marks, trade names, copyrights, applications for any thereof, trade secrets, know-how and other intellectual property ("INTELLECTUAL PROPERTY RIGHTS") used in or necessary for the conduct of the Business, (b) the conduct of the Business does not conflict with or infringe on any valid Intellectual Property Rights of others in any way which might result in a Material Adverse Effect with respect to the Division, the Business or the Assets, and (c) to Seller's knowledge no third party has come into conflict with or infringed on any Intellectual Property Rights of Seller. Schedule 3.15 of the Disclosure Schedule sets forth a list of all material United States and foreign patents, trademarks, service marks, trade names and registered copyrights, and applications for any thereof, used by Seller in the conduct of the Business and all licenses to or by Seller of Intellectual Property Rights which Seller owns or uses in the conduct of the Business.

         3.16 Commitments. Schedule 3.16 of the Disclosure Schedule contains a list of or cross references to other applicable Schedules of the Disclosure Schedule with respect to all contracts, agreements and other commitments to which Seller is a party or by which Seller or any of its properties is bound and which are individually material to the Business (individually and collectively, the "COMMITMENT(S)"). Except as disclosed in Schedule 3.16 of the Disclosure Schedule, (a) all Commitments are valid and in full force and effect and enforceable against Seller and any other party thereto in accordance with their terms (subject to bankruptcy, insolvency, creditors' rights, equitable considerations and public policy, and except that no representation or warranty is given concerning the availability of specific performance or other equitable remedies), and (b) neither Seller nor any other party thereto is in material default thereunder, nor are there circumstances which with the giving of notice or passing of time or both would constitute a material default thereunder by Seller or any other party thereto, nor has Seller received any notice claiming any such default or circumstance.

         3.17 Taxes.

                  (a) Except as set forth in Schedule 3.17 of the Disclosure Schedule, (1) Seller and/or its shareholders have duly and timely filed (and until the Closing Date will duly and timely file or obtain valid extensions to file) all tax and information reports, returns, declarations, statements and related documents required to be filed with any Authority ("TAX RETURNS") by it with respect to net or gross income, profits, windfall profits, franchise, gross receipts, premium, sales, use, ad valorem, service, service use, license, lease, occupation, employment, withholding, excise, transfer, real and personal property, customs, duties and other taxes, charges and levies and all interest, penalties, assessments and deficiencies with respect thereto ("TAXES") and have duly paid, or made adequate provision for the due and timely payment of, all such Taxes due or claimed to be due from or with respect to Seller by any Authority, (2) all Tax Returns were (or will be) true, correct and complete in all material respects when filed for all periods ending on or before the Closing Date, (3) no deficiencies for any Taxes for which Seller may be liable have been asserted in writing or assessed against Seller or any former subsidiary of Seller for which Seller may be liable which remain unpaid nor has Seller received notification of any pending or proposed examination by any taxing Authority, (4) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any such Tax Returns for any period, and (5) for purposes of computing Taxes and the filing of Tax Returns, Seller has not failed to treat as "employees" any individual providing services to Seller who would be classified as an "employee" under the applicable rules or regulations of any Authority with respect to such classification.

                  (b) Seller is not a foreign person within the meaning of
Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended (the
"CODE").

                  (c) Seller has had in effect a valid election under Code
Section 1362 to be treated as an "S corporation" for each of its taxable years ended after February 28, 1989. Seller has not taken any action to revoke such election. Seller is not aware of any basis or the existence of any facts that would permit the Internal Revenue Service to revoke such election for any period prior to the Closing Date. Except as described on Schedule 3.17 of the Disclosure Schedule, since the effective date of its election as an S corporation to and including the Closing Date, Seller will not have incurred or become liable for the payment of any corporate-level income tax, or any related penalties or interest.

         3.18 Employee Benefit Plans. Schedule 3.18 of the Disclosure Schedule sets forth a true and complete list of each "employee benefit plan" (as that term is defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other plan, practice, policy, procedure, program, arrangement or agreement that is maintained by Seller related to the employment of any present or former director, officer or employee of the Division under which Seller has any present or future obligation or liability (the "EMPLOYEE BENEFIT PLANS"). With respect to each such Employee Benefit Plan, Seller has delivered or made available to Buyer copies of and has scheduled on Schedule 3.18 of the Disclosure Schedule all (a) plans and related trust documents and amendments thereto, (b) the most recent summary plan description and the three (3) most recent annual reports on Treasury Form 5500, including all schedules and attachments thereto, with respect to any Employee Benefit Plan for which such report is required, (c) the three (3) most recently issued actuarial valuations, and (d) the most recent determination letter received from the Internal Revenue Service and the full and complete application therefor submitted to the Internal Revenue Service. No event has occurred for which, and there exists no condition or set of circumstances under which, Seller or any Employee Benefit Plan that is an "employee pension benefit plan" (as defined in ERISA Section 3(3)) ("PENSION PLAN") could be subject to any liability under ERISA Section 502(i) or Code Section 4975. No Pension Plan is subject to Title IV of ERISA or to Code Section 412. With respect to each Employee Benefit Plan, except as set forth in Schedule 3.18 of the Disclosure Schedule, (1) Seller is in compliance with the requirements prescribed by all applicable Laws, including without limitation ERISA and the Code, (2) each Pension Plan intended to qualify under Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Code Section 501(a), and nothing has occurred since the date of such letter that would adversely affect such qualification or exemption, and (3) there are no actions or proceedings (other than routine claims for benefits) pending with respect to any Employee Benefit Plan or against the assets of any Employee Benefit Plan. No Pension Plan is a "multiemployer plan," within the meaning of ERISA Section 3(37), and neither Seller nor any former subsidiary of Seller has participated in or contributed to a multiemployer plan. With respect to each Employee Benefit Plan that is a "group health plan" within the meaning of ERISA Section 601(a) and that is subject to Code Section 4980B, including but not limited to any medical plan, dental plan, health care reimbursement plan or employee assistance program, Seller has operated such plans in material compliance with the continuation coverage requirements of those provisions and
Part 6 of Title I of ERISA and any applicable comparable state Laws, and no Employee Benefit Plan provides for medical, health, life or other welfare benefits for present or future terminated employees or their spouses or dependents in excess of those required to be provided under such Laws. The transactions contemplated herein will not result in the acceleration, accrual, vesting, funding or payment of any contribution or benefit under any Employee Benefit Plan. No action or omission of Seller or any director, officer, employee, or agent thereof in any way restricts, impairs or prohibits Seller or any successor thereof from amending, merging, or terminating any Employee Benefit Plan in accordance with the express terms thereof and applicable Laws. Neither Seller nor any former subsidiary of Seller has taken any action which has or could result in any liability to Seller under the Worker Adjustment and Retraining Notification Act.

         3.19 Labor Matters. Except as set forth in Schedule 3.19 of the Disclosure Schedule, (a) Seller is not obligated by or subject to any collective bargaining agreement or collective bargaining obligation with respect to the Division, (b) there are no strikes, slowdowns or picketing against Seller with respect to the Division previously experienced or pending, or to Seller's knowledge threatened, nor are there nor have there been any efforts, to Seller's knowledge, to organize any unions or employee associations at the Business, and
(c) there are no pending, or to Seller's knowledge threatened, grievances or unfair labor charges with respect to the Division.

         3.20 Permits and Other Operating Rights. Except as set forth in
Schedule 3.20 of the Disclosure Schedule, Seller does not require the Consent of any Authority to permit it to operate the Business in the manner in which it presently is being operated, and possesses and is in compliance with the requirements of all permits, licenses and other authorizations from all Authorities presently required necessary to permit it to operate the Business in the manner in which it presently is conducted. Each of such permits, licenses and other authorizations is scheduled on Schedule 3.20 of the Disclosure Schedule, and no action is pending to revoke, terminate, modify or restrict any thereof.

         3.21 Compliance with Laws. Except as set forth in Schedule 3.21 of the Disclosure Schedule, Seller has operated and is operating the Business in compliance with all Laws applicable to the Business the failure to comply with which could have, either individually or in the aggregate, a Material Adverse Effect with respect to the Division, the Business or the Assets.

         3.22 Environment.

                  (a) Schedule 3.22 of the Disclosure Schedule lists all environmental studies made by or furnished to Seller relating to the Real Property or any other property formerly owned, leased or operated by Seller or any Subsidiary or former subsidiary (individually and collectively, "FORMER REAL PROPERTY"), each of which studies has been delivered or made available to Buyer.

                  (b) Except as set forth in Schedule 3.22 of the Disclosure Schedule, neither Seller nor any Subsidiary or former subsidiary nor any prior or current other owner or lessee has generated, handled, manufactured, treated, stored, used, transported, or discharged, leaked, pumped, injected, spilled, emitted, dispersed, leached, migrated or otherwise released ("RELEASED" and any thereof being a "RELEASE"), or deposited, placed, buried, dumped or otherwise disposed of ("DISPOSED OF" and any thereof being a "DISPOSAL"), any Environmentally Regulated Materials (as defined below) on, beneath, to, from or about the Real Property or any Former Real Property or been responsible therefor, except for the generation, handling, manufacture, treatment, storage, use, transportation, Release and Disposal, in compliance with all applicable Environmental Laws (as defined below) and other applicable Laws, of such substances used in the ordinary course of the Business.

                  (c) Except as set forth in Schedule 3.22 of the Disclosure Schedule, no Environmentally Regulated Material has been generated, handled, manufactured, treated, stored, used, transported, Released or Disposed Of on, from or off the Real Property or any Former Real Property which may give rise to a clean-up responsibility, personal injury liability or property damage claim against Seller, or give rise to Seller being named a potentially responsible party for any such clean-up costs, personal injuries or property damage, or create any cause of action by any third party against Seller under any Environmental Laws.

                  (d) Except as set forth in Schedule 3.22 of the Disclosure Schedule, Seller has not received any notices or claims of any inquiries, evaluations, investigations, remediations, violations or liabilities relating to Environmentally Regulated Materials or Environmental Laws involving Seller, any Subsidiary or former subsidiary, or the Real Property or any Former Real Property.

                  (e) Except as set forth in Schedule 3.22 of the Disclosure Schedule, neither the Real Property nor to Seller's knowledge any Former Real Property contains any (1) underground or aboveground storage tanks, (2) asbestos, (3) equipment using PCBs, (4) underground injection wells, or (5) septic tanks into which process waste water or any Environmentally Regulated Materials have been Disposed Of or Released.

                  (f) The term "ENVIRONMENTALLY REGULATED MATERIALS" means any element, compound pollutant, contaminant, substance, material or waste, or any mixture thereof, designated, listed, referenced, regulated or identified pursuant to any Environmental Laws. The term "ENVIRONMENTAL LAWS" means the National Environmental Policy Act, 42 U.S.C. ss. 4321 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
ss. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.
1251 et seq., the Federal Clean Air Act, 42 U.S.C. ss. 7401 et seq., the
Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. P. 11001, the Hazard Communication Act ss. 651 et seq., and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136, each as amended, and the regulations thereunder and applicable state and local counterparts.

         3.23 Litigation. Except as set forth in Schedule 3.23 of the Disclosure Schedule, there is no action, order or proceeding, or to Seller's knowledge investigation, in, before or by any court or other Authority or before or by any arbitrator or mediator ("LITIGATION") pending, or to Seller's knowledge threatened, (a) by or against or involving Seller or any of its properties or any of its officers, directors, agents or employees (but only in such capacities) or the Business, or (b) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby, nor to Seller's knowledge is there any basis therefor.

         3.24 Business Generally. Except as set forth in Schedule 3.24 of the Disclosure Schedule, there has been no event, transaction or information which has come to the attention of Seller which, as it relates directly to the Business, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Business.

         3.25 Absence of Certain Business Practices. Neither Seller nor any officer, employee or agent thereof, nor any other person acting on behalf of any thereof, has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business (or assist Seller in connection with any actual or proposed transaction related to the Business) which (a) might subject Seller or Buyer to any damage or penalty in any civil, criminal or governmental litigation proceeding, (b) if not given in the past, might have resulted in a Material Adverse Effect with respect to Seller, or (c) if not continued in the future, might have a Material Adverse Effect with respect to Seller or Buyer, or subject Seller or Buyer to suit or penalty in any private or governmental litigation or proceeding.

         3.26 Brokers. Except as set forth in Schedule 3.26 of the Disclosure Schedule, neither Seller nor any directors, officers or employees thereof, nor any other person acting on behalf of any thereof, has employed any broker, finder or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee in connection with the transactions contemplated hereby, nor is there any basis known to Seller for any such fee or commission to be claimed by any person or entity.

         3.27 Accuracy of Information. No representation or warranty made by Seller in this Agreement, the Disclosure Schedule or any agreement, instrument, document, certificate, statement or letter furnished or to be furnished to Buyer at the Closing by or on behalf of Seller in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing do or will when made completely and correctly present the information required or purported to be set forth herein or therein.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 Buyer's Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Minnesota, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

         4.2 Due Authorization, Execution and Delivery; Effect of Agreement. The execution, delivery and performance by Buyer of this Agreement and the Note and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and the Note when duly and validly executed and delivered by Buyer will constitute, the valid and binding legal obligations of Buyer, enforceable against it in accordance with their terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3 Non-Contravention. Neither the execution, delivery and performance of this Agreement or the Note nor the consummation of the transactions contemplated hereby or thereby will (a) violate or be in conflict with any provision of the articles of incorporation or bylaws of Buyer, or (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation or imposition of fees or penalties under, any debt, instrument, commitment, contract or other agreement or obligation to which Buyer is a party or by which Buyer or any of its properties or assets is or may be bound, or (c) result in the creation or imposition of any Encumbrance upon any property or assets of Buyer, or (d) violate any Laws of any Authority to which Buyer is subject.

         4.4 Consents. No Consent from any Authority or any individual or other private entity is required in connection with the execution, delivery or performance by Buyer of this Agreement or the taking of any other action contemplated hereby.

         4.5 Litigation. There is no Litigation pending or, to Buyer's knowledge, threatened which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.


                                    ARTICLE V
                               COVENANTS OF SELLER

         From and after the date hereof and until the Closing Date, Seller hereby covenants and agrees with Buyer as follows:

         5.1 Cooperation and Assignments. Seller will use its best efforts, and will cooperate with Buyer, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as are required in order to enable Seller to effect the transactions contemplated hereby, and otherwise will use its best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof, provided that Seller will not be obligated to incur any liability or expense in connection therewith, except the cost and expense of its employees, agents and representatives engaged in such efforts or as otherwise expressly set forth herein.

         5.2 Conduct of Business. Except as otherwise may be contemplated by this Agreement or any of the documents listed in the Disclosure Schedule and except as Buyer otherwise may consent to in writing (which consent will not be unreasonably withheld), in consultation with Buyer Seller will (a) operate the Business in the ordinary course in all material respects, (b) use its best efforts to preserve the Business as a whole intact, (c) use its best efforts to continue in effect all material existing policies of insurance (or comparable insurance) with third-party carriers of or relating to the Business, (d) use its best efforts to keep available the services of the present officers, employees and agents of the Business, (e) use its best efforts to preserve its relationships with its material suppliers, customers, licensors and licensees and others having material business dealings with it such that the Business will not be substantially impaired, and (f) not take any action which would result in a breach of the representations and warranties contained in Section 3.6 or otherwise contained in Article III as though made on and as of the Closing Date.

         5.3 Access. Seller will provide Buyer with such information as Buyer from time to time reasonably may request with respect to the Business and to personnel of Seller and the transactions contemplated by this Agreement, and will permit Buyer and its representatives reasonable access, during regular business hours and upon reasonable notice, to the properties, books and records of the Business and to personnel of Seller, as Buyer from time to time reasonably may request.

         5.4 Division Audited Financial Statements. On or before Closing, Seller will deliver to Buyer an audited balance sheet of the Division as of December 31, 1997 and related audited statement of operations and retained earnings and cash flows of the Division for the year then ended.

         5.5 No Solicitation. Seller will not and will cause its directors, officers, employees, agents and representatives not to encourage, solicit, initiate or enter into, directly or indirectly, any discussions or negotiations concerning any disposition (through a sale of assets, sale of stock, merger, consolidation, exchange or otherwise) of all or substantially all of the Assets or all or substantially all of the assets or capital stock of Seller (other than pursuant to this Agreement), or any proposal therefor, or furnish or cause to be furnished any nonpublic information concerning the Business or the assets or capital stock of Seller to any third party in connection with any transaction or proposed transaction involving the acquisition of the Assets or the assets or capital stock of Seller by any third party (any such proposed disposition being hereinafter referred to as an "ALTERNATIVE TRANSACTION"), provided that nothing contained herein will restrict any thereof from taking any action determined in good faith by Seller upon advise of counsel to be required by the fiduciary duties of the members of Seller's board of directors. Seller will promptly inform Buyer of any inquiry (including the terms and the identity of the third party making such inquiry) which it receives in respect of an Alternative Transaction and furnish to Buyer a copy of any such written inquiry.

         5.6 Topping Fee. In the event this Agreement is terminated and within one (1) year thereafter substantially all of the Assets or substantially all of the assets or capital stock of Seller are sold (through a sale of assets, sale of stock, merger, consolidation, exchange or otherwise) pursuant to an Alternative Transaction, and provided this Agreement has not been terminated because of a material breach of Buyer's obligations, representations or warranties hereunder, thereupon Seller will pay to Buyer Eight Hundred Thousand Dollars ($800,000) in immediately available funds.

                                   ARTICLE VI
                               COVENANTS OF BUYER

         From and after the date hereof and until the Closing Date, Buyer hereby covenants and agrees with Seller as follows:

         6.1 Cooperation and Assumption. Buyer will use its best efforts, and will cooperate with Seller, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as are required in order to enable Buyer to effect the transactions contemplated hereby, and will otherwise use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof, provided that Buyer will not be obligated to incur any liability or expense in connection therewith, except the cost and expense of its employees and representatives engaged in such efforts or as otherwise expressly set forth herein.


                                   ARTICLE VII
                              ADDITIONAL COVENANTS

         7.1 Books and Records; Personnel. For a period of seven (7) years after the Closing (or such longer period as may be required by any governmental agency or ongoing Litigation or in connection with any administrative proceeding):

                  (a) Buyer will not dispose of or destroy any of the business records and files of the Business. If Buyer wishes to dispose of or destroy such records and files after that time, it will first give thirty (30) days' prior written notice to Seller and Seller will have the right, at its option and expense, upon prior written notice to Buyer within such thirty (30) day period, to take possession of the records and files within sixty (60) days after the date of Seller's notice to Buyer.

                  (b) Buyer will allow Seller and its representatives access, when there is a legitimate business purpose not injurious to Buyer, to all business records and files of the Business which are transferred to Buyer in connection herewith, during regular business hours and upon reasonable notice at Buyer's principal place of business or at any location where such records are stored, and Seller will have the right, at its own expense, to make copies of any such records and files; provided, however, that any such access or copying will be had or done in such a manner so as not to interfere with the normal conduct of Buyer's business or operations.

                  (c) Buyer will make available to Seller, upon written request and at Seller's expense, personnel of the Business to assist Seller in locating and obtaining records and files of the Business or whose assistance or participation is reasonably required by Seller in anticipation of, or preparation for, existing or future Litigation, tax return preparation or other matters in which Seller or any of its affiliates are involved and which is related to the Business, provided that Buyer will not be obligated to provide such personnel to the extent that Buyer, in its reasonable discretion, believes that such assistance would adversely affect the operations of the Business.

         7.2 Further Assurances. At any time or from time to time after the Closing Date, either party will, at the request of the other party and at such other party's expense, execute and deliver any further instruments or documents and take all such further action as such party reasonably may request in order to consummate and make effective the transactions contemplated by this Agreement.

         7.3 Confidentiality Agreement and Noncompetition Covenant of Seller After Closing.

                  (a) From and after the Closing Date, except as otherwise consented to by Buyer in writing, (1) Seller will not directly or indirectly disclose or use in a manner adverse to Buyer any Business Confidential Information (as defined below) except as required by the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental body, (2) Business Confidential Information will be the exclusive property of Buyer and, any time on or after the Closing Date, if requested by Buyer, Seller will promptly deliver to Buyer all Business Confidential Information, including all copies thereof, which are in the possession, or under the control, of Seller or any of its agents or representatives, without making or retaining any copies or extracts thereof, and (3) if Seller or any of its agents or representatives receives a request to disclose all or any part of Business Confidential Information, Seller will (A) immediately notify Buyer of the existence, terms and circumstances surrounding such request, (B) consult with Buyer on the advisability of taking legally available steps to resist or narrow such request, and (C) if disclosure of such information is required, and at Buyer's cost and expense, exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded such portion of the disclosed information which Buyer so designates.

                  (b) "BUSINESS CONFIDENTIAL INFORMATION" means any and all information relating to the management, operations, finances, products, trade secrets, technology or services of Seller, including but not limited to any and all financial data, computer programs and systems, computer based information, plans, projections, existing and proposed and contemplated projects or investments, formulae, processes, methods, products, manuals, drawings, supplier lists, customer lists, purchase and sales records, marketing information, commitments, correspondence and other information relating to the Business, whether written, oral or computer generated, other than such information from and after such time as it may be or become lawfully available to the general public through no fault of Seller.

                  (c) Seller covenants that for a period of three (3) years after Closing, it will not, and will cause each of its affiliates not to, directly or indirectly, as an owner, operator, employee, agent, consultant or otherwise, be involved in any business which competes with the Business or which solicits the employment of any personnel employed by Seller on or within twelve
(12) months prior to the Closing Date.

                  (d) The covenants and undertakings contained in this Section
7.3 relate to matters which may be of a special, unique and extraordinary character and a violation of any of the terms of this Section 7.3 may cause irreparable injury to Buyer, the amount of which may be impossible to estimate or determine and for which adequate compensation may not be available. Therefore, Buyer may be entitled to an injunction, restraining order or other equitable relief from a court of competent jurisdiction, restraining any violation or threatened violation of any such terms by Seller and such other persons as the court orders.

         7.4 Use of Name. Buyer will have the right to use WEB Technology or any derivative there of as a part of the name of the Business as operated by Buyer or in any product designation of the Business.

         7.5 Maintenance of Health Plan. Seller will maintain a group health plan for at least six (6) months after the Closing Date and will offer COBRA continuation coverage to all eligible employees of Seller whose employment terminates as a result of the sale of Assets hereunder to Buyer.


                                  ARTICLE VIII
                             REGISTRATION OF SHARES


         8.1 Registration.

                  (a) Aetrium Incorporated will prepare and file a registration statement covering the Registrable Securities on Form S-3 (the "REGISTRATION STATEMENT") promptly (and in any event within five (5) business days) following the Closing Date and will use its best efforts to cause the Registration Statement to become and remain effective for twelve (12) months following the Closing Date (the "EFFECTIVENESS PERIOD"). Aetrium Incorporated will be obligated to prepare, file and cause to become effective only one Registration Statement pursuant to this Section 8.1. "REGISTRABLE SECURITIES" means any Shares and any shares of the common stock of Aetrium Incorporated issued as a dividend, stock split, reclassification, recapitalization or other distribution with respect to, or in exchange for or replacement of, any Registrable Securities; provided, however, that Registrable Securities will not include (1) shares that have been sold to the public either pursuant to the Registration Statement or Rule 144, or (2) shares sold in a transaction in which the registration rights conferred by this Article VIII are transferred in violation of Section 8.7 hereof. The "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar successor statute, and the rules and regulations thereunder, as the same are in effect from time to time. "RULE 144" means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any successor rule thereto. The "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (b) Aetrium Incorporated may delay the filing the of the Registration Statement for not more than thirty (30) days if in the good faith judgment of the Board of Directors of Aetrium Incorporated (the "BOARD"), there is a material development relating to the condition (financial or otherwise) of Aetrium Incorporated that has not been disclosed to the general public and the Board determines that, under such circumstances, it would be in Aetrium Incorporated's best interests to delay such registration.

         8.2 Procedures for Sale of Registrable Securities. "HOLDER" means each Share Designee with respect to the Shares issued to such Share Designee pursuant to Section 1.8(c) and any other

Registrable Securities issued with respect thereto and each transferree of the registration rights under this Article VIII with respect to such Registrable Securities transferred in compliance with Section 8.7 hereof. Each time any Holder desires to offer and sell any Registrable Securities pursuant to the Registration Statement, the Holder agrees to comply with the following procedures:

                  (a) The Holder will provide Aetrium Incorporated with a Sale Notice prior to the sale of any Registrable Securities. "SALE NOTICE" means a written notice provided to Aetrium Incorporated which specifies (1) the name, address and facsimile number of or for the Holder, and (2) the number of Registrable Securities such Holder desires to sell.

                  (b) Upon receipt of the Sale Notice, Aetrium Incorporated will take the following steps:

                           (1) If Aetrium Incorporated determines that the
                  Registration Statement, the prospectus forming a part thereof and any amendments and supplements thereto contain current and updated information and do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, Aetrium Incorporated will promptly (and in any event within five (5) business days of receipt of the Sale Notice for any Holder entering into a Right of First Refusal Agreement (as hereinafter defined) and otherwise within one
                  (1) business day of receipt of the Sale Notice) notify the Holder that such Holder may sell the Registrable Securities. If the Holder does not sell the Registrable Securities within thirty (30) days after such notification from Aetrium Incorporated, however, the Holder will once again become subject to the procedures described in this Section 8.2 and may not sell the Registrable Securities without first complying with the procedures described herein.

                           (2) If Aetrium Incorporated determines that the
                  Registration Statement, the prospectus forming a part thereof or any amendments or supplements thereto do not contain current and updated information or contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, Aetrium Incorporated will promptly (and in any event within five (5) business days of receipt of the Sale Notice for any Holder entering into a Right of First Refusal Agreement and otherwise within one (1) business day of receipt of the Sale Notice) notify the Holder of such determination, and within thirty (30) days thereafter will prepare and file with the Commission such amendments or supplements thereto as may be necessary so that the Registration Statement, the prospectus forming a part thereof and any amendments and supplements thereto contain current and updated information and do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Promptly after any such amendments or supplements have been filed and, if applicable, declared effective, Aetrium Incorporated will notify the Holder that such Holder may sell the Registrable Securities. If the Holder does not sell the Registrable Securities within thirty (30) days after such notification from Aetrium Incorporated, however, the Holder will once again becomes subject to the procedures described in this Section 8.2 and may not sell the Registrable Securities without first complying with the procedures described herein.

              (c) Only after Aetrium Incorporated has reviewed the Registration Statement and provided the Holder with the written notification provided in
Section 8.2(b) above may the Holder sell the Registrable Securities pursuant to the Sale Notice.

              (d) Any notice to be given hereunder by a Holder to Aetrium Incorporated will be in writing and delivered personally or by telephonic facsimile transmission or sent by registered or certified mail, postage prepaid (and if by telephonic facsimile transmission with a copy sent by mail), to:

              Aetrium Incorporated
              2350 Helen Street
              North St. Paul, Minnesota 55109
              Attn: Paul H. Askegaard
              Facsimile No.: (612) 704-1805

or at such other address as may be specified by notice to the Holder. Any notice to be given hereunder by Aetrium Incorporated to the Holder will be in writing and delivered by telephonic facsimile transmission to the facsimile number provided by the Holder in the applicable Sale Notice. Any notice which is delivered personally or by telephonic facsimile transmission in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party if delivered personally or upon completion of facsimile transmission. Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

     8.3 Restrictions on Sale of Registrable Securities. Notwithstanding any other provision in this Article VIII to the contrary, Holders are prohibited from selling any Registrable Securities in the circumstances described below, and any sale made in such circumstances will be deemed a breach of this Agreement and may constitute a violation of the Securities Act, which could subject such Holder to civil and criminal sanctions:

              (a) Holders may not sell Registrable Securities during the period that commences on the seventh day of the last month of each of Aetrium Incorporated's fiscal quarters and ends on the third business day after Aetrium Incorporated releases financial results for such quarter.

              (b) Holders may not sell any Registrable Securities if the Registration Statement, the prospectus forming a part thereof or any amendments or supplements thereto, do not contain current and updated information or contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         8.4 Expenses. With respect to registration of Registrable Securities pursuant to this Article VIII, Aetrium Incorporated will bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Aetrium

Incorporated, internal expenses of Aetrium Incorporated, and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the Registrable Securities are to be registered or qualified. The Holder will bear the following fees, costs and expenses: discounts and commissions, fees and disbursements of counsel and accountants for the Holder and any other expenses incurred by the Holder not expressly included above.

         8.5 Indemnification.

                  (a) Aetrium Incorporated will indemnify and hold harmless Seller, each Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act, from and against, and will reimburse such Holder and each such controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus forming a part thereof or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Aetrium Incorporated will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder or such controlling person in writing specifically for use in the preparation thereof, or (2) the failure of such Holder to deliver a prospectus and any amendments or supplements thereto in accordance with the requirements of this Article VIII and the Securities Act.

                  (b) Seller and each holder jointly and severally will indemnify and hold harmless Aetrium Incorporated, its directors and officers, and any controlling person from and against, and will reimburse Aetrium Incorporated, its directors and officers, and any controlling person with respect to, any and all loss, damage, liability, cost or expense to which Aetrium Incorporated or any controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus forming a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, damage, liability, cost or expense arises out of or is based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof, or (2) the failure of such Holder to deliver a prospectus and any amendments or supplements thereto in accordance with the requirements of this Article VIII and the Securities Act.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of Section 8.5(a) or (b) hereof of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of such
Section 8.5(a) or (b), promptly notify the indemnifying party of the commencement thereof. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them, the indemnified party or parties will have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such Section 8.5(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (1) the indemnified party has employed counsel in accordance with the proviso of the preceding sentence, (2) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnifying party within a reasonable time after the notice of the commencement of the action, or (3) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all indemnified parties.

         8.6 Cooperation; Information by Holders. Each Holder of Registrable Securities covered by the Registration Statement agrees to cooperate with all reasonable requests by Aetrium Incorporated necessary to effectuate the purposes of this Article VIII, including providing Aetrium Incorporated on a timely basis with any required notices and with all information necessary in connection with any registration or compliance described herein.

         8.7 Transfer of Registration Rights. The registration rights provided for herein may not be transferred or assigned in connection with the sale or transfer of the Registrable Securities without the written consent of Aetrium Incorporated. In the event Seller is a Share Designee, consent will not be withheld for a transfer of registration rights with respect to Shares for which Seller is a Share Designee to a shareholder of Seller in connection with distribution of such Shares to such shareholder.

         8.8 Termination of Registration Rights. The registration rights described herein will terminate upon expiration of the Effectiveness Period.


                                   ARTICLE IX
                        CONDITIONS TO BUYER'S OBLIGATIONS

         The obligations of Buyer to consummate the purchase of the Assets under this Agreement will be subject to the satisfaction (or waiver by Buyer) on or prior to the Closing Date of all of the following conditions:

         9.1 Representations, Warranties and Covenants of Seller. Seller will have complied in all material respects with all of their agreements and covenants contained herein to be performed at or prior to the Closing Date, and all the representations and warranties of Seller contained herein will be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that such representations and warranties were made as of a specified date (and as to such representations and warranties the same continue on the Closing Date to have been true as of the specified date). Buyer will have received a certificate of Seller, dated as of the Closing Date and signed by an officer of Seller, certifying as to the fulfillment of the conditions set forth in this Section 9.1.

         9.2 No Prohibition. No statute, rule or regulation or order of any court or other Authority will be in effect which prohibits Buyer from consummating the transactions contemplated hereby.

         9.3 Further Action. All consents, approvals, authorizations, exemptions and waivers from third parties that are required in order to enable Buyer to consummate the transactions contemplated hereby will have been obtained (except where the failure to obtain any such consents, approvals, authorizations, exemptions and waivers would not have a Material Adverse Effect with respect to the Business).

         9.4 Shareholder Agreements. The shareholders of Seller scheduled on Exhibit D hereto holding not less than seventy-five percent (75%) of the outstanding capital stock of Seller will have entered into agreements with Aetrium Incorporated (each a "RIGHT OF FIRST REFUSAL AGREEMENT"), each in the form of Exhibit E hereto, providing for a first right of refusal to Aetrium Incorporated on the sale of any Shares within two (2) years after Closing, as provided therein.

         9.5 Williams Employment Agreement. Keith E. Williams will have entered into an employment agreement with Buyer in the form of Exhibit F hereto.

         9.6 KRESS Agreement. Buyer will have entered into an agreement with KRESS Technologies, L.P. on mutually acceptable terms providing for interim use by KRESS Technologies, L.P. of the facilities occupied by the Division, termination of such use of facilities, and continued supply of parts for the Division at existing prices and delivery terms, with provision for reasonable price adjustments over time.

         9.7 WEB Automation Agreement. Buyer will have entered into an agreement with WEB Automation, L.P. on mutually acceptable terms providing for continued supply of parts for the Division at existing prices and delivery terms, with provision for reasonable price adjustments over time.

         9.8 Fluids Business Sublease. Buyer and Seller will have entered into an agreement on mutually acceptable terms providing for the continued use of the facilities occupied by the Division by Seller's fluid distribution business.

         9.9 Deliveries. Seller will have made or caused to be made delivery to Buyer of the items set forth in Section 2.2 hereof.


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


                                    ARTICLE X
                       CONDITIONS TO SELLER'S OBLIGATIONS

         The obligations of Seller to consummate the sale of the Assets under this Agreement will be subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of all of the following conditions:

         10.1 Representations, Warranties and Covenants of Buyer. Buyer will have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to the Closing Date, and all of the representations and warranties of Buyer contained herein will be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that such representations and warranties were made as of a specified date (and as to such representations and warranties the same continue on the Closing Date to have been true as of the specified date). Seller will have received a certificate of Buyer, dated as of the Closing Date and signed by an officer of Buyer, certifying as to the fulfillment of the conditions set forth in this Section 10.1.

         10.2 No Prohibition. No statute, rule or regulation or order of any court or other Authority will be in effect which prohibits Seller from consummating the transactions contemplated hereby.

         10.3 Further Action. All consents, approvals, authorizations, exemptions and waivers from third parties that are required in order to enable Seller to consummate the transactions contemplated hereby will have been obtained (except where the failure to obtain any such actions, consents, approvals, authorizations, exemptions and waivers would not have a Material Adverse Effect with respect to the Business).

         10.4 Williams Employment Agreement. Keith E. Williams will have entered into an employment agreement with Buyer in the form of Exhibit F hereto.

         10.5 KRESS Agreement. Buyer will have entered into an agreement with KRESS Technologies, L.P. on mutually acceptable terms providing for interim use by KRESS Technologies, L.P. of the facilities occupied by the Division, termination of such use of facilities, and continued supply of parts for the Division at existing prices and delivery terms, with provision for reasonable price adjustments over time.

         10.6 WEB Automation Agreement. Buyer will have entered into an agreement with WEB Automation, L.P. on mutually acceptable terms providing for continued supply of parts for the Division at existing prices and delivery terms, with provision for reasonable price adjustments over time.

         10.7 Fluids Business Sublease. Buyer and Seller will have entered into an agreement on mutually acceptable terms providing for the continued use of the facilities occupied by the Division by Seller's fluid distribution business.

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


         10.8 Deliveries. Buyer will have made or caused to be made delivery to Seller of the items set forth in Section 2.3 hereof.


                                   ARTICLE XI
                       INDEMNIFICATION AND RELATED MATTERS

         11.1 Indemnification by Seller. Subject to the provisions of this
Article XI, Seller will indemnify and hold harmless Buyer and each director, officer, employee, stockholder, partner or affiliate thereof from and against any and all damages, loss, cost or expense (including reasonable attorney's fees and expenses actually incurred) (collectively, "LOSS") suffered by reason of, arising out of or resulting from (a) any misrepresentation or breach of warranty made by Seller in or pursuant to this Agreement (other than, with respect to any such director, officer or employee who is an officer or director of Seller on the date of this Agreement, any such misrepresentation or breach of warranty known to such officer or director on the Closing Date), (b) any failure by Seller to fulfill any covenants or agreements under this Agreement, or (c) any and all liabilities of Seller not expressly assumed by Buyer hereunder, or third party claims therefor.

         11.2 Indemnification by Buyer. Buyer will indemnify and hold harmless Seller and its officers and directors from and against any and all Loss suffered by reason of, arising out of or resulting from (a) any material misrepresentation or breach of warranty made by Buyer in or pursuant to this Agreement, (b) any failure by Buyer to fulfill any covenants or agreements under this Agreement, or (c) any and all Assumed Liabilities, or third party claims therefor.

         11.3 Notice of Indemnification. In the event any legal proceeding is threatened or instituted or any claim or demand is asserted by any person (including a party hereto) in respect of which payment may be sought by one party hereto from the other party under the provisions of this Article XI, the party seeking indemnification (the "INDEMNITEE") will promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "INDEMNITOR"). Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement will state specifically the representation, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

         11.4 Indemnification Procedure for Third-Party Claims. In the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor will have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnitee may participate in any such proceeding with counsel of its choice and at its expense. The parties will cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the Indemnitee may retain

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



counsel, at the expense of the Indemnitor, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnitee may settle any such proceeding without the consent of the other party, such consent not to be unreasonably withheld. After any final judgment or award has been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement has been consummated, or the Indemnitee and the Indemnitor have arrived at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnitee will forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor will pay all of the sums so owing to the Indemnitee by wire transfer, certified or bank cashier's check within thirty (30) days after the date of such notice. Notwithstanding the foregoing, the provisions of Section 8.5 will govern all indemnification claims made thereunder.

         11.5 Survival of Representations, Warranties and Covenants. The representations and warranties made in this Agreement and the covenants and agreements contained herein to be performed or complied with at or prior to the Closing Date will survive for twenty-four (24) months after the Closing Date, and no legal action [or arbitration proceeding] may be commenced thereafter with respect to any alleged breach thereof.

         11.6 Exclusive Remedy. Except for equitable relief as provided under
Section 7.3, the exclusive remedy available to a party hereto in respect of the matters covered by Section 10.1 or Section 10.2 hereof is to proceed in the manner and subject to the limitations contained in this Article X (or Section
8.5 where applicable), provided that nothing herein will limit the rights and remedies of Buyer under the Delaware General Corporation Law and common law relevant thereto against the shareholders of Seller with respect to the liabilities and obligations of Seller hereunder, and provided further that nothing will limit the rights and remedies of each party with respect to any intentionally wrongful acts of the other party.


                                   ARTICLE XII
                          TERMINATION PRIOR TO CLOSING

         12.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of Buyer and Seller; or

                  (b) by either Seller or Buyer in writing (provided the conditions to such party's obligations stated in the applicable sections of
Article IX or X are not then satisfied or waived) if the Closing has not occurred on or before April 30, 1998; or

                  (c) by either Seller or Buyer in writing, if there is in effect a non-appealable order of a court of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby.

         12.2 Effect on Obligations. Termination of this Agreement pursuant to this Article will terminate all obligations of the parties hereunder, provided, however, that termination pursuant to

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


clause (b) of Section 12.1 hereof will not relieve any defaulting or breaching party from any liability to the other party hereto, and provided, further, that the provisions of this Section 12.2 and Article XIII will survive termination of this Agreement.


                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedule delivered pursuant hereto) constitutes the entire agreement of the parties with respect to the matters provided for herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, modification or alteration of the terms or provisions of this Agreement will be binding unless the same is in writing and duly executed by the parties hereto.

         13.2 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned by any party without the prior written consent of the other party hereto, except that Buyer may, at its election, assign its rights under this Agreement to any direct or indirect wholly-owned subsidiary. Notwithstanding the foregoing, no assignment of this Agreement or any of the rights or obligations hereof by Buyer will relieve Buyer of its obligations under this Agreement to Seller and, upon any such assignment, the representations, warranties, covenants and agreements contained in this Agreement will be deemed to have been made by Buyer's assignee as well as by Buyer. Any attempted assignment of this Agreement contrary to the terms hereof will be null and void and of no force or effect.

         13.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

         13.4 Headings. The headings of the articles and sections of this Agreement are included for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction hereof.

         13.5 Modifications and Waivers. No waiver of any of the terms or conditions of this Agreement or any right hereunder will be effective unless given in a signed writing by the party entitled to the benefits thereof. No waiver of any of the provisions of this Agreement or any rights hereunder will be deemed to or will constitute a waiver of any other provisions hereof or rights hereunder (whether or not similar). No failure or delay on the part of a party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right.

         13.6 Broker's Fees. Each of the parties hereto represents and warrants to the other that it has had no dealings with any broker or finder in connection with the transactions contemplated by this Agreement. Seller will indemnify and hold harmless Buyer from and against any and all liability


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


to which Buyer may be subjected by reason of any broker's or finder's fee with respect to the transactions contemplated hereby to the extent such fee is attributable to any action undertaken by or on behalf of Seller. Buyer will indemnify and hold harmless Seller from and against any and all liability to which Seller may be subjected by reason of any broker's or finder's fee with respect to the transaction contemplated hereby to the extent such fee is attributable to any action undertaken by or on behalf of Buyer.

         13.7 Expenses.

                  (a) Seller will pay all costs and expenses incurred by or on behalf of Seller, and Buyer will pay all costs and expenses incurred by or on behalf of it, in connection with this Agreement, the negotiations in connection herewith, and the transactions contemplated hereby, including without limitation fees and expenses of their respective brokers, finders, financial consultants, accountants and counsel, and including with respect to Seller all costs and expenses incurred in providing audited financial statements as required under
Section 5.4.

                  (b) If any dispute between Seller and Buyer, either occurring under, relating to or in connection with any of the provisions of this Agreement, is submitted to a court, arbitrator or other appropriate tribunal, then all costs and expenses of the parties (including tribunal costs and reasonable attorneys' fees) will be paid by the party against whom a determination by such court, arbitrator or other tribunal is made or, in the absence of a determination wholly against one party, as such court, arbitrator or other tribunal directs.

         13.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party will be in writing and delivered personally or by telephonic facsimile transmission or sent by registered or certified mail, postage prepaid (and if by telephonic facsimile transmission with a copy sent by mail), if to Seller to:

         WEB Technology, Inc.
         10501 Markison Road
         Dallas, Texas 75238
         Attn: Keith E. Williams
         Facsimile No.: (214) 343-8958

         with a copy to:

         Boyd-Veigel, P.C.
         218 E. Louisiana
         McKinney, Texas 75069
         Attn: Jerry A. Kagay
         Facsimile No.: (972) 542-4532

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


         if to Buyer to:

         Aetrium Incorporated
         2350 Helen Street
         North St. Paul, Minnesota 55109
         Attn: Joseph C. Levesque
         Facsimile No.: (612) 704-1805


         with a copy to:

         Oppenheimer Wolff & Donnelly
         3400 Plaza VII Building
         45 South Seventh Street
         Minneapolis, Minnesota 55402
         Attn: Thomas C. Thomas
         Facsimile No.: (612) 607-7100

or at such other address for a party as may be specified by like notice. Any notice which is delivered personally or by telephonic facsimile transmission in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder) if delivered personally or upon completion of facsimile transmission. Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

         13.9 Arbitration. Subject to the last sentence of this Section, any controversy or claim arising out of or relating to any provisions of this Agreement or the breach hereof, unless resolved by mutual agreement of the parties, will be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the effective date of this Agreement by a single arbitrator appointed in accordance with said Rules. The determination of the arbitrator will be final and binding upon the parties to the arbitration and judgment upon the award rendered by the arbitrator will be entered in any court of competent jurisdiction. The place of arbitration will be Minneapolis, Minnesota. Notwithstanding the foregoing, either party may seek injunctive relief with respect to any controversy or claim arising out of or relating to any provisions of this Agreement in any court of competent jurisdiction.

          13.10 Governing Law; Consent to Jurisdiction. This Agreement will be construed in accordance with and governed by the laws of the state of Minnesota applicable to agreements made and to be performed in such jurisdiction without reference to conflicts of law principles. Each of Buyer and Seller irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Agreement or any other agreement, document or instrument arising out of or executed in connection with this Agreement may be brought only in an arbitration proceeding as provided in Section 13.9 or in a court of the state of Minnesota or in the United States District Court for Minnesota. Each of Buyer and Seller by the execution and delivery of this Agreement, expressly and irrevocably assents and submits to the personal jurisdiction of the

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

arbitrators selected pursuant to Section 13.9 or any of such courts in any such action or proceeding. Each of Buyer and Seller further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 13.8 hereof. Each of Buyer and Seller hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

         13.11 Confidentiality and Nonsolicitation.

                  (a) "SELLER CONFIDENTIAL INFORMATION" means information received by Buyer or any of its agents, directors, officers, employees, counsel, consultants, affiliates or advisors ("REPRESENTATIVES") from Seller or its Representatives in the course of Buyer's investigation of Seller and negotiation and performance of this Agreement, including without limitation trade secret and other proprietary technical, financial and other information relating to the Business or Seller's products, whether past, present or anticipated, including information about Seller's research, development, manufacturing, purchasing, accounting, engineering, marketing, selling or servicing, and any analyses, compilations, studies, materials, memoranda, data, notes or documents prepared by Buyer or its Representatives and concerning such information received by Buyer or its Representatives.

                  (b) The Seller Confidential Information will be kept confidential and will not, without the prior written consent of Seller, be disclosed by Buyer or its Representatives in any manner whatsoever, in whole or in part, and will not be used by Buyer or its Representatives other than in connection with the transactions contemplated hereunder. The Seller Confidential Information will be disclosed by Buyer and its Representatives only to Buyer's Representatives who have a "need to know" such Seller Confidential Information and who have been informed by Buyer of the confidential nature of the Seller Confidential Information and who have first agreed to be bound by the terms and conditions of this Section 13.11.

                  (c) Immediately upon termination of this Agreement, the Seller Confidential Information which consists of analyses, compilations, studies, material, memoranda, data, notes or other documents prepared by Buyer or its Representatives in that capacity will be destroyed and such destruction will be certified in writing to Seller by an authorized officer supervising such destruction, and all other Seller Confidential Information will be returned to Seller without Buyer retaining any copies thereof.

                  (d) In the event that Buyer or anyone to whom Buyer transmits the Seller Confidential Information pursuant to the provisions of this Section
13.11 becomes legally compelled to disclose any of the Seller Confidential Information, Buyer will provide Seller with prompt notice before such Seller Confidential Information is disclosed so that Seller may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this
Section 13.11. In the event that such protective order or other remedy is not obtained, Buyer will furnish only that portion of the Seller Confidential Information which Buyer is advised by written reasonable opinion of counsel is legally required and will exercise Buyer's best efforts to assist Seller in obtaining a protective order or other reliable assurance that confidential treatment will be accorded to the Seller Confidential Information that is disclosed.

                  (e) Nothing contained in this Section 13.11 will in any way restrict or impair Buyer's right to use, disclose or otherwise deal with (1) Seller Confidential Information which at the time of its disclosure is, or which thereafter becomes through no fault of Buyer or its Representatives, part of the public domain by publication or otherwise, and (2) Seller Confidential Information which Buyer can show was in Buyer's possession or the possession of one or more of its Representatives at the time of disclosure, and was not acquired, directly or indirectly, under any secrecy obligation to Seller or another party.

                  (f) The provisions of this Section 13.11 will lapse and be of no further force or effect upon Closing.

         13.12 Public Announcements. Neither Seller (nor any of its affiliates) nor Buyer (nor any of its affiliates) will make any public statements, including without limitation any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by law and except that the party required to make such announcement will, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

         13.13 Severability. If any provision hereof is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability will have no effect upon and will not impair the enforceability of any other provision of this Agreement.

         13.14 Definition of Seller's Knowledge. For purposes of this Agreement, "KNOWLEDGE" of Seller includes only matters known or which would have been known after due inquiry by Keith E. Williams.

         13.15 Disclosure Schedule; Buyer's Knowledge; Effect on Seller Representations and Warranties; Effect of Materiality Qualification. Nothing in the Disclosure Schedule will be deemed adequate to disclose an exception to a representation or warranty of Seller made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). Disclosures in any schedule of the Disclosure Schedule will constitute disclosure only for purposes of such schedule's counterpart section herein, and will not constitute disclosure for purposes of any other section of this Agreement or any exhibit to or other writing which is designated herein as being part of this Agreement. No disclosure whatsoever during Buyer's due diligence investigation of Seller will constitute an enlargement or restriction of the warranties or representations of Seller hereunder or exceptions thereto beyond those specifically set forth in this Agreement and the Disclosure Schedule. No representation or warranty of Seller will be deemed waived in whole or part, and no Loss resulting from the breach thereof will be reduced, by reason of the fact that Buyer or its representatives knew or should have known on or before the Closing Date that such representation or warranty is or might be inaccurate in any respect. If any representation or warranty of Seller that is qualified by materiality (including a Material Adverse Effect) is breached after giving effect to such materiality qualification, then Loss resulting from such breach includes all Loss resulting from such breach from first dollar as if there were no such materiality qualification.

         13.16 No Third Party Beneficiaries. All Holders are intended beneficiaries of the provisions of Article VIII, which provisions will inure to the benefit thereof and be enforceable thereby. Except for the foregoing or as otherwise expressly permitted by this Agreement, nothing in this Agreement will confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

         13.17 Rule of Construction. The parties hereto acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party.


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                                       AETRIUM INCORPORATED


                                       By /s/ Darnell L. Boehm
                                          Its Chief Financial Officer


                                       WEB Technology, Inc.


                                       By /s/ Keith E. Williams
                                          Its President






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